SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 18, 2006

LEXINGTON CORPORATE PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12386	13-371318
(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200

(Registrant's Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

_X_       Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

_X_       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 18, 2006, Lexington Corporate Properties Trust (the “Trust”) issued a press release announcing that it had called a special meeting of shareholders to be held at the New York offices of Paul, Hastings, Janofsky & Walker LLP, located at 75 East 55th Street, New York, New York 10022 at 11:30 a.m. local time on November 20, 2006 at which the Trust will seek shareholder approval of the previously announced merger of Newkirk Realty Trust, Inc. (“Newkirk”) with and into Lexington and related matters, including the adoption of an Amended and Restated Declaration of Trust of Lexington and the issuance of common shares of Lexington in connection with the merger. Shareholders of record as of the close of business on October 13, 2006 will be entitled to vote at the special meeting.

Reference is hereby made to the press release, which is attached as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

(d)	99.1	Press Release issued on October 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Corporate Properties Trust

Date: October 18, 2006	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

Exhibit Index

99.1	Press Release issued on October 18, 2006.